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                        3,000,000 Shares of Common Stock

                               STARMET CORPORATION

                             UNDERWRITING AGREEMENT

                                                               __________, 1998

BEAR, STEARNS & CO. INC.
FURMAN SELZ LLC
      as Representatives of the
      several Underwriters named in
      Schedule I attached hereto
c/o Bear, Stearns & Co. Inc.
245 Park Avenue
New York, N.Y.  10167

Dear Sirs:

           Starmet Corporation, a corporation organized and existing under the laws of Massachusetts (the "Company"), proposes, subject to the terms and conditions stated herein, to issue and sell to the several underwriters named in
Schedule I hereto (the "Underwriters") an aggregate of 2,250,000 shares of its common stock, par value $.10 per share (the "Common Stock"), and the persons named in Schedule II hereto (the "Selling Stockholders") propose, subject to the terms and conditions stated herein, to sell to the Underwriters an aggregate of 750,000 shares of Common Stock, which aggregate of 3,000,000 shares of Common Stock is herein referred to as the "Firm Shares". In addition, for the sole purpose of covering over-allotments in connection with the sale of the Firm Shares, the Company proposes, subject to the terms and conditions stated herein, to issue and sell to the Underwriters, at the option of the Underwriters, up to an additional 450,000 shares (the "Additional Shares") of Common Stock. The Firm Shares and any Additional Shares purchased by the Underwriters are referred to herein as the "Shares". The Shares are more fully described in the Regis tration Statement referred to below. George J. Matthews and Wilson B. Tuffin are referred to herein as the "Executive Selling Stockholders", and the Selling Stockholders

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other than the Executive Selling Stockholders are referred to herein as the
"Non-Executive Selling Stockholders".

           1. Representations and Warranties of the Company and the Selling Stockholders.

           (a) The Company represents and warrants to, and agrees with, the Underwriters that:

           (i) The Company has filed with the Securities and Exchange Commission (the "Commission") a registration statement, and may have filed an amendment or amendments thereto, on Form S-1 (No. 333-49629), for the registration of the Shares under the Securities Act of 1933, as amended (the "Act"). Such registration statement, including the prospectus, financial statements and schedules, exhibits and all other documents filed as a part thereof, as amended at the time of effectiveness of the registration statement, including any information deemed to be a part thereof as of the time of effectiveness pursuant to paragraph (b) of Rule 430A or Rule 434 of the Rules and Regulations of the Commission under the Act (the "Regulations") is herein called the "Registration Statement". Any registration statement filed pursuant to Rule 462(b) of the Regulations is herein referred to as the "Rule 462(b) Registration Statement," and after such filing the term "Registration Statement" shall include the Rule 462(b) Registration Statement. The prospectus, in the form first filed with the Commission pursuant to Rule 424(b) of the Regulations or filed as part of the Registration Statement at the time of effectiveness if no Rule 424(b) or Rule 434 filing is required, is herein called the "Prospectus". The term "preliminary prospectus" as used herein means a preliminary prospectus as described in Rule 430 of the Regulations.

           (ii) At the time of the effectiveness of the Registration Statement, any Rule 462(b) Registration Statement or any post-effective amendment to the Registration Statement, when the Prospectus is first filed with the Commission pursuant to Rule 424(b) or Rule 434 of the Regulations, when any supplement to or amendment of the Prospectus is filed with the Commission and at the Closing Date and the Additional Closing Date, if any, (as hereinafter respectively defined), the Registration Statement, the Rule 462(b) Registration Statement, the Prospectus and any amendments thereof and supplements thereto complied or will comply in all material respects with the applicable provisions of the Act and the Regulations and do not or will not contain an untrue statement of a material fact and do not or will not omit to state any material fact required to be stated therein or necessary in order to make the statements therein (a) in the case of the Registration Statement,

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      not misleading and (b) in the case of the Prospectus, in light of the circumstances under which they were made, not misleading. When any related preliminary prospectus was first filed with the Commission (whether filed as part of the registration statement for the registration of the Shares or any amendment thereto or pursuant to Rule 424(a) of the Regulations) and when any amendment thereof or supplement thereto was first filed with the Commission, such preliminary prospectus and any amendments thereof and supplements thereto complied in all material respects with the applicable provisions of the Act and the Regulations and did not contain an untrue statement of a material fact and did not omit to state any material fact required to be stated therein or necessary in order to make the statements therein in light of the circumstances under which they were made not misleading. No representation and warranty is made in this subsection
      (ii), however, with respect to any information contained in or omitted from the Registration Statement or the Prospectus or any related preliminary prospectus or any amendment thereof or supplement thereto in reliance upon and in conformity with information furnished in writing to the Company by or on behalf of any Underwriter through you as herein stated expressly for use in connection with the preparation thereof. If Rule 434 is used, the Company will comply with the requirements of Rule 434.

           (iii) Arthur Andersen LLP, who have certified the financial statements and supporting schedules included in the Registration Statement, are independent public accountants as required by the Act and the Regulations.

           (iv) Subsequent to the respective dates as of which information is given in the Registration Statement and the Prospectus, except as set forth in the Registration Statement and the Prospectus, there has been no material adverse change or any development involving a prospective material adverse change in the business, prospects, properties, operations, condition (financial or other) or results of operations of the Company and its subsidiaries, taken as a whole, whether or not arising from transactions in the ordinary course of business (a "Material Adverse Effect"), and since the date of the latest balance sheet presented in the Registration Statement and the Prospectus, neither the Company nor any of its subsidiaries has incurred or undertaken any liabilities or obligations, direct or contingent, which are material to the Company and its subsidiaries, taken as a whole, except for liabilities or obligations which are reflected in the Registration Statement and the Prospectus.

           (v) This Agreement and the transactions contemplated herein have been duly and validly authorized by the Company and this Agreement has been duly and validly executed and delivered by the Company.

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           (vi) The execution, delivery, and performance of this Agreement and the consummation of the transactions contemplated hereby do not and will not (a) conflict with or result in a breach of any of the terms and provisions of, or constitute a default (or an event which with notice or lapse of time, or both, would constitute a default) under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company or any of its subsidiaries pursuant to, any agreement, instrument, franchise, license or permit to which the Company or any of its subsidiaries is a party or by which any of such corporations or their respective properties or assets may be bound or (b) violate or conflict with any provision of the charter, by-laws or other organizational instrument of the Company or any of its subsidiaries or any judgment, decree, order, statute, rule or regulation of any court or any public, governmental or regulatory agency or body having jurisdiction over the Company or any of its subsidiaries or any of their respective properties or assets. No consent, approval, authorization, order, registration, filing, qualification, license or permit of or with any court or any public, governmental or regulatory agency or body having jurisdiction over the Company or any of its subsidiaries or any of their respective properties or assets is required for the execution, delivery and performance of this Agreement or the consummation of the transactions contemplated hereby, including the issuance, sale and delivery of the Shares to be issued, sold and delivered by the Company and the Selling Stockholders hereunder, except the registration under the Act of the Shares and such consents, approvals, authorizations, orders, registrations, filings, qualifications, licenses and permits as may be required under state securities or Blue Sky laws in connection with the purchase and distribution of the Shares by the Underwriters.

           (vii) All of the outstanding shares of Common Stock, including the Shares to be purchased by the Underwriters from the Selling Stockholders, are duly and validly authorized and issued, are fully paid and nonassessable and were not issued and are not now in violation of or subject to any preemptive rights. The Shares to be purchased by the Underwriters from the Company have been duly and validly authorized and, when issued and delivered by the Company in accordance with this Agreement, will be duly and validly issued, fully paid and nonassessable and will not have been issued in violation of or be subject to any preemptive rights. The Company has an authorized and outstanding capitalization as set forth in the Registration Statement and the Prospectus. The Common Stock, the Firm Shares and the Additional
      Shares conform to the descriptions thereof contained in the Registration Statement and the Prospectus.

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           (viii) Each of the Company and its subsidiaries has been duly organized and is validly existing as a corporation or a limited liability company, as the case may be, in good standing under the laws of its jurisdiction of incorporation or formation, as the case may be. Each of the Company and its subsidiaries is duly qualified and in good standing as a foreign corporation or a foreign limited liability company, as the case may be, in each jurisdiction in which the character or location of its properties (owned, leased or licensed) or the nature or conduct of its business makes such qualification necessary, except for those failures to be so qualified or in good standing that would not in the aggregate have a Material Adverse Effect. All of the issued and outstanding capital stock or the limited liability company interests, as the case may be, of each subsidiary of the Company is owned directly by the Company, free and clear of any lien, encumbrance, claim, security interest, restriction on transfer, shareholders' agreement, voting trust or other defect of title whatsoever. The only subsidiaries of the Company are the subsidiaries listed on Exhibit 21 to the Registration Statement.

           (ix) Each of the Company and its subsidiaries has all requisite power and authority, and all necessary consents, approvals, authorizations, orders, registrations, qualifications, licenses and permits (collectively, "Governmental Licenses") of and from the appropriate federal, state, local or foreign regulatory or governmental agencies and bodies, to own, lease and operate its properties and to conduct its business as now being conducted and as described in the Registration Statement and the Prospectus, and no such Governmental License contains a materially burdensome restriction not adequately disclosed in the Registration Statement and the Prospectus. The Company and its subsidiaries are in compliance with the terms and conditions of all such Governmental Licenses, except where the failure so to comply would not, individually or in the aggregate, have a Material Adverse Effect; all of the Governmental Licenses are valid and in full force and effect; and neither the Company nor any of its subsidiaries has received any notice of proceedings relating to the revocation or modification of any Governmental License.

           (x) Neither the Company nor any of its subsidiaries is in violation of its charter, by-laws or other organizational instrument or in default in the performance or observance of any material obligation, agreement, covenant or condition contained in any indenture, mortgage, deed of trust, loan agreement, lease or other agreement or instrument to which it is a party or by which it or any of its properties or assets may be bound, except as described in the Prospectus with respect to violations or defaults that have been waived in writing by the Company's lenders.

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           (xi) Except as described in the Prospectus, there is no litigation or governmental proceeding to which the Company or any of its subsidiaries is a party or to which any property of the Company or any of its subsidiaries is subject or which is pending or, to the knowledge of the Company, contemplated against the Company or any of its subsidiaries which might result in a Material Adverse Effect or which is required to be disclosed in the Registration Statement and the Prospectus.

           (xii) The Company and its subsidiaries have good and valid title in fee simple to all real property and good title to all personal property owned by them, in each case free and clear of all liens, encumbrances and defects except such as are described in the Registration Statement and the Prospectus or such as do not materially affect the value of such property and do not interfere with the use made and proposed to be made of such property by the Company and its subsidiaries. Any real property and buildings held under lease by the Company and its subsidiaries are held by them under valid, subsisting and enforceable leases with such exceptions as are not material and do not interfere with the use made and proposed to be made of such property and buildings by the Company and its subsidiaries. The Company and its subsidiaries are in compliance with all applicable zoning laws and regulations, with such exceptions as do not or would not have a Material Adverse Effect.

           (xiii) Except as described in the Prospectus and except as would not, in dividually or in the aggregate, result in a Material Adverse Effect,
      (a) neither the Company nor any of its subsidiaries is in violation of any federal, state, local or foreign statute, law, rule, regulation, ordinance, code, policy or rule of common law or any judicial or administrative interpretation thereof, including any judicial or administrative order, consent, decree or judgment, relating to pollution or protection of human health, the environment (including, without limitation, ambient air, surface water, groundwater, land surface or subsurface strata) or wildlife, including, without limitation, laws and regulations relating to the release or threatened release of chemicals, pollutants, contaminants, wastes, toxic substances, hazardous substances, petroleum or petroleum products (collectively, "Hazardous Materials") or to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Hazardous Materials (collectively, "Environmental Laws"), (b) the Company and its subsidiaries have all permits, authorizations and approvals required under any applicable En vironmental Laws and are each in compliance with their requirements, (c) there are no pending or threatened administrative, regulatory or judicial actions, suits, demands, demand letters, claims, liens, notices of noncompliance or violation, investigation or proceedings relating to any Environmental Law against the Company or any of its subsidiaries and (d) there are no events or circumstances

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      that might reasonably be expected to form the basis of an order for clean-up or remediation, or an action, suit or proceeding by any private party or governmental body or agency, against or affecting the Company or any of its subsidiaries relating to Hazardous Materials or any Environmental Laws.

           (xiv) The Company and its subsidiaries own or possess, or can acquire on reasonable terms, adequate patents, patent rights, licenses, inventions, copyrights, know-how (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures), trademarks, service marks, trade names or other intellectual property (collectively, "Intellectual Property") necessary to carry on the business now operated by them, and, except as described in the Prospectus, neither the Company nor any of its subsidiaries has received any notice or is otherwise aware of any infringement of or conflict with asserted rights of others with respect to any Intellectual Property or of any facts or circumstances which would render any Intellectual Property invalid or inadequate to protect the interest of the Company or any of its subsidiaries therein.

           (xv) No labor dispute with the employees of the Company or any of its subsidiaries exists or, to the best knowledge of the Company, is imminent, and the Company is not aware of any existing or imminent labor disturbance by the employees of any of its or any subsidiary's principal suppliers, manufacturers, customers or contractors, that, in either case, would result in a Material Adverse Effect.

           (xvi) The Company and its subsidiaries are insured by insurers of recognized financial responsibility against losses and risks and in amounts as are prudent and customary in the businesses in which they are engaged. The Company has no reason to believe that it will not be able to renew its and its subsidiaries' existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its and its subsidiaries' businesses at a cost that would not have a Material Adverse Effect.

           (xvii) The Company has not taken and will not take, directly or indirectly, any action designed to cause or result in, or which constitutes or which might reasonably be expected to constitute, the stabilization or manipulation of the price of the shares of Common Stock to facilitate the sale or resale of the Shares.

           (xviii) The financial statements, including the notes thereto, and supporting schedules included in the Registration Statement and the Prospectus present fairly the financial position of the Company as of the dates indicated and the results of its

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      operations for the periods specified; said financial statements have been prepared in conformity with generally accepted accounting principles applied on a consistent basis; and the supporting schedules included in the Registration Statement present fairly the information required to be stated therein.

           (xix) Except as described in the Prospectus, (i) no holder of securities of the Company has any rights to the registration of securities of the Company because of the filing of the Registration Statement or otherwise in connection with the sale of the Shares contemplated hereby and (ii) there are no outstanding options, warrants or other rights calling for the issuance of, and no commitments, plans or arrangements to issue, any shares of capital stock of the Company or any security convertible into or exchangeable for capital stock of the Company.

           (xx) The Company is not, and upon consummation of the transactions con templated hereby will not be, subject to registration as an "investment company" under the Investment Company Act of 1940.

           (b) Each of the Selling Stockholders severally represents and warrants to, and agrees with, the Underwriters that:

           (i) Such Selling Stockholder is not prompted to sell the Shares to be sold by such Selling Stockholder hereunder by any information concerning the Company or any subsidiary of the Company which is not set forth in the Prospectus.

           (ii) Such Selling Stockholder has the full right, power and authority to enter into this Agreement and a Power of Attorney and Custody Agreement (the "Power of Attorney and Custody Agreement") and to sell, transfer and deliver the Shares to be sold by such Selling Stockholder hereunder. The execution and delivery of this Agreement and the Power of Attorney and Custody Agreement and the sale and delivery of the Shares to be sold by such Selling Stockholder and the consummation by such Selling Stockholder of the transactions contemplated herein and compliance by such Selling Stockholder with its obligations hereunder have been duly authorized by each Selling Stockholder and do not and will not, whether with or without the giving of notice or passage of time or both, conflict with or constitute a breach of, or a default under or result in the creation or imposition of any tax, lien, charge or encumbrance upon the Shares to be sold by such Selling Stockholder or any property or assets of such Selling Stockholder pursuant to, any contract, indenture, mortgage, deed of trust, loan or credit agreement, note, license, lease or other agreement or instrument to which such Selling Stockholder is a party or by which such Selling Stockholder is bound, or to which any of the

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      property or assets of such Selling Stockholder is subject, nor will such action result in any violation of the provisions of the charter, by-laws or other organizational instrument of such Selling Stockholder, if applicable, or any applicable law, rule, regulation, judgment, order or decree of any government, government instrumentality or court having jurisdiction over such Selling Stockholder or any of such Selling Stockholder's properties.

           (iii) Such Selling Stockholder has and will at the Closing Date have good and valid title to the Shares to be sold by such Selling Stockholder hereunder, free and clear of any security interest, pledge, lien, charge, claim, equity or encumbrance of any kind, other than pursuant to this Agreement; and upon delivery of such Shares, assuming each such Underwriter has no notice of any adverse claim, each of the Underwriters will receive good and valid title to the Shares purchased by it from such Selling Stockholder, free and clear of any security interest, pledge, lien, charge, claim, equity or encumbrance of any kind.

           (iv) Such Selling Stockholder has duly executed and delivered, in the forms heretofore furnished to you, the Power of Attorney and Custody Agreement with [specify attorneys-in-fact], or any of them, as attorneys-in-fact (the "Attorneys-in-Fact") and Boston EquiServe LP, as custodian (the "Custodian"); the Custodian is authorized to deliver the Shares to be sold by such Selling Stockholder hereunder and to accept payment therefor; and each Attorney-in-Fact is authorized to execute and deliver this Agreement and the certificate referred to in Section 6(f) on behalf of such Selling Stockholder, to sell, assign and transfer to the Underwriters the Shares to be sold by such Selling Stockholder hereunder, to determine the purchase price to be paid by the Underwriters to such Selling Stockholder, as provided in Section 2 hereof, to authorize the delivery of the Shares to be sold by such Selling Stockholder hereunder, to accept payment therefor, and otherwise to act on behalf of such Selling Stockholder in connection and in accordance with this Agreement.

           (v) Such Selling Stockholder has not taken, and will not take, directly or indirectly, any action which is designed to or which has constituted or which might reasonably be expected to cause or result in stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Shares.

           (vi) No filing with, or consent, approval, authorization, order, registration, qualification or decree of, any court or governmental authority or agency is necessary or required by such Selling Stockholder for the performance by such Selling Stockholder of its obligations hereunder or in the Power of Attorney and Custody Agreement, or in connection with the offer, sale or delivery of the Shares

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      by such Selling Stockholder hereunder, except such as may have previously been made or obtained or as may be required under the Act or the Regulations or state securities laws.

           (vii) During the period of 180 days from the date of the Prospectus, such Selling Stockholder will not, directly or indirectly, without the prior written consent of Bear, Stearns & Co. Inc., offer, sell, offer or agree to sell, grant any option to purchase or otherwise transfer or dispose (or announce any offer, sale, grant of an option to purchase or other transfer or disposition) of any shares of Common Stock (or any securities convertible into, exercisable for or exchangeable for shares of Common Stock).

           (viii) Certificates for all of the Shares sold by such Selling Stockholder pursuant to this Agreement, in suitable form for transfer by delivery or accompanied by duly executed instruments of transfer or assignment in blank, or, in the case of uncertificated stock, duly executed stock powers, in each case with signatures guaranteed, have been placed in custody with the Custodian with irrevocable conditional instructions to deliver such Shares or stock powers to the Underwriters pursuant to this Agreement.

           (ix) Neither such Selling Stockholder nor any of its affiliates directly, or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, or has any other association with (within the meaning of Article I, Section 1(m) of the By-laws of the National Association of Securities Dealers, Inc. (the "NASD")), any member firm of the NASD.

           2. Purchase, Sale and Delivery of the Shares.

           (a) On the basis of the representations, warranties, covenants and agreements herein contained, but subject to the terms and conditions herein set forth, the Company and each Selling Stockholder, severally and not jointly, agree to sell to each Underwriter and each Underwriter, severally and not jointly, agrees to purchase from the

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Company and each Selling Stockholder, at a purchase price per share of $_______, the number of Firm Shares determined by multiplying the aggregate number of Firm Shares to be sold by the Company or such Selling Stockholder, as the case may be, as set forth opposite their respective names in Schedule II hereto by a fraction, the numerator of which is the aggregate number of Firm Shares to be purchased by such Underwriter as set forth opposite the name of such Underwriter in Schedule I hereto (or such number increased as set forth in Section 9 hereof) and the denominator of which is the total number of Firm Shares being purchased by all of the Underwriters from the Company and all of the Selling Stockholders hereunder, subject, however, to such adjustments to eliminate any fractional shares as you in your sole discretion shall make.

           (b) Payment of the purchase price for, and delivery of, the Shares shall be made at the office of Debevoise & Plimpton, 875 Third Avenue, New York, New York, or at such other place as shall be agreed upon by you and the Company, at 9:00 A.M. on the third or fourth business day (as permitted under Rule 15c6-1 under the Securities Exchange Act of 1934, as amended (the "Exchange Act")) (unless postponed in accordance with the provisions of Section 9 hereof) following the date of the effectiveness of the Registration Statement (or, if the Company has elected to rely upon Rule 430A of the Regulations, the third or fourth business day (as permitted under Rule 15c6-1 under the Exchange Act) after the determination of the initial public offering price of the Shares), or such other time not later than ten business days after such date as shall be agreed upon by you and the Company (such time and date of payment and delivery being herein called the "Closing Date"). Payment shall be made to the Company and the Selling Stockholders by wire transfer in same day funds to bank accounts designated by the Company and the Custodian pursuant to each Selling Stockholder's Power of Attorney and Custody Agreement, as the case may be, against delivery to you for the respective accounts of the Underwriters through the facilities of The Depository Trust Company ("DTC") of the Shares to be purchased by them. The Shares shall be registered in such name or names and in such authorized denominations as you may request in writing at least two full business days prior to the Closing Date. The Company will permit you to examine and package for delivery certificates representing the Shares at least one full business day prior to the Closing Date.

           (c) In addition, the Company hereby grants to the Underwriters the option to purchase up to 450,000 Additional Shares at the same purchase price per share to be paid by the Underwriters to the Company for the Firm Shares as set forth in this Section 2, for the sole purpose of covering over-allotments in the sale of Firm Shares by the Underwriters. This option may be exercised at any time, in whole or in part, on or before the thirtieth day following the date of the Prospectus, by written notice by you to the Company. Such notice shall set forth the aggregate number of Additional

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Shares as to which the option is being exercised and the date and time, as reasonably determined by you, when the Additional Shares are to be delivered (such date and time being herein sometimes referred to as the "Additional Closing Date"); provided, however, that the Additional Closing Date shall not be earlier than the Closing Date or earlier than the second full business day after the date on which the option shall have been exercised nor later than the eighth full business day after the date on which the option shall have been exercised (unless such time and date are postponed in accordance with the provisions of Section 9 hereof). The Additional Shares shall be registered in such name or names and in such authorized denominations as you may request in writing at least two full business days prior to the Additional Closing Date. The Company will permit you to examine and package for delivery certificates representing the Additional Shares at least one full business day prior to the Additional Closing Date.

           The number of Additional Shares to be sold to each Underwriter shall be the number which bears the same ratio to the aggregate number of Additional Shares being purchased as the number of Firm Shares set forth opposite the name of such Underwriter in Schedule I hereto (or such number increased as set forth in Section 9 hereof) bears to the total number of Firm Shares being purchased from the Company and the Selling Stockholders, subject, however, to such adjustments to eliminate any fractional shares as you in your sole discretion shall make.

           Payment for the Additional Shares shall be made by wire transfer in same day funds to the bank account designated by the Company, against delivery to you for the respective accounts of the Underwriters through the facilities of DTC of the Shares to be purchased by them.

           3. Offering. Upon your authorization of the release of the Firm Shares, the Underwriters propose to offer the Shares for sale to the public upon the terms set forth in the Prospectus.

           4. Covenants of the Company. The Company covenants and agrees with the Underwriters that:

           (a) If the Registration Statement has not yet been declared effective the Company will use its best efforts to cause the Registration Statement and any amend ments thereto to become effective as promptly as possible, and if Rule 430A is used or the filing of the Prospectus is otherwise required under Rule 424(b) or Rule 434, the Company will file the Prospectus (properly completed if Rule 430A has been used) pursuant to Rule 424(b) or Rule 434 within the prescribed time period and will provide

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evidence satisfactory to you of such timely filing. If the Company elects to rely on Rule 434, the Company will prepare and file a term sheet that complies with the requirements of Rule 434.

           The Company will notify you immediately (and, if requested by you, will confirm such notice in writing) (i) when the Registration Statement and any amend ments thereto become effective, (ii) of any request by the Commission for any amend ment of or supplement to the Registration Statement or the Prospectus or for any additional information, (iii) of the mailing or the delivery to the Commission for filing of any amendment of or supplement to the Registration Statement or the Prospectus, (iv) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or any post-effective amendment thereto or of the initiation, or the threatening, of any proceedings therefor, (v) of the receipt of any comments from the Commission, and (vi) of the receipt by the Company of any notification with respect to the suspension of the qualification of the Shares for sale in any jurisdiction or the initiation or threatening of any proceeding for that purpose. If the Commission shall propose or enter a stop order at any time, the Company will make every reasonable effort to prevent the issuance of any such stop order and, if issued, to obtain the lifting of such order as soon as possible. The Company will not file any amendment to the Registration Statement or any amendment of or supplement to the Prospectus (including the prospectus required to be filed pursuant to Rule 424(b)or Rule 434) that differs from the prospectus on file at the time of the effectiveness of the Registration Statement before or after the effective date of the Registration Statement to which you shall reasonably object in writing after being timely furnished in advance a copy thereof.

           (b) If at any time when a prospectus relating to the Shares is required to be delivered under the Act any event shall have occurred as a result of which the Pro spectus as then amended or supplemented would, in the judgment of the Underwriters or the Company include an untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, or if it shall be necessary at any time to amend or supplement the Prospectus or Registration Statement to comply with the Act or the Regulations, the Company will notify you promptly and prepare and file with the Commission an appropriate amendment or supplement (in form and substance satisfactory to you) which will correct such statement or omission and will use its best efforts to have any amendment to the Registration Statement declared effective as soon as possible.

           (c) The Company will promptly deliver to you two signed copies of the Registration Statement, including exhibits and all amendments thereto, and the Com pany will promptly deliver to each of the Underwriters such number of copies of any preliminary prospectus, the Prospectus, the Registration Statement, and all amendments of and supplements to such documents, if any, as you may reasonably request.

           (d) The Company will endeavor in good faith, in cooperation with you, at or prior to the time of effectiveness of the Registration Statement, to qualify the Shares for offering and sale under the securities laws relating to the offering or sale of the Shares of such jurisdictions as you may designate and to maintain such qualification in effect for so long as required for the distribution thereof; except that in no event shall the Company be obligated in connection therewith to qualify as a foreign corporation or to execute a general consent to service of process.

           (e) The Company will make generally available (within the meaning of Section 11(a) of the Act) to its security holders and to you as soon as practicable, but not later than 45 days after the end of its fiscal quarter in which the first anniversary date of the effective date of the Registration Statement occurs, an earning statement (in form complying with the provisions of Rule 158 of the Regulations) covering a period of at least twelve consecutive months beginning after the effective date of the Registration Statement.

           (f) During the period of 180 days from the date of the Prospectus, the Company will not, directly or indirectly, without the prior written consent of Bear, Stearns & Co. Inc., issue, sell, offer or agree to sell, grant any option to purchase or otherwise transfer or dispose (or announce any offer, sale, grant of an option to purchase or other transfer or disposition) of any shares of Common Stock (or any securities convertible into, exercisable for or exchangeable for shares of Common Stock), and the Company will obtain the undertaking of each of its officers and directors and such of its stockholders as have been heretofore designated by you and listed on Schedule III attached hereto not to engage in any of the aforementioned transactions on their own behalf, other than the Company's sale of Shares hereunder and the Company's issuance of Common Stock upon the exercise of presently out standing stock options.

           (g) During a period of three years from the effective date of the Registration Statement, the Company will furnish to you copies of (i) all reports to its shareholders; and (ii) all reports, financial statements and proxy or information statements filed by the Company with the Commission or the Nasdaq National Market.

           (h) The Company will apply the proceeds from the sale of the Shares as set forth under "Use of Proceeds" in the Prospectus.

           (i) The Company will use its best efforts to cause the Shares to be approved for quotation on the Nasdaq National Market.

           5. Payment of Expenses. Whether or not the transactions contemplated in this Agreement are consummated or this Agreement is terminated, the Company and the Selling Stockholders hereby agree to pay all costs and expenses incident to the per formance of their obligations hereunder, including those in connection with (i) preparing, printing, duplicating, filing and distributing the Registration Statement, as originally filed and all amendments thereof (including all exhibits thereto), any preliminary prospectus, the Prospectus and any amendments or supplements thereto (including, without limitation, fees and expenses of the Company's and the Selling Stockholders' respective accountants and counsel), the underwriting documents (including this Agreement, the Agreement Among Underwriters and the Selling Agreement) and all other documents related to the public offering of the Shares (including those supplied to the Underwriters in quantities as hereinabove stated), (ii) the issuance, transfer and delivery of the Shares to the Underwriters, including any transfer or other taxes payable thereon, (iii) the qualification of the Shares under state or foreign securities or Blue Sky laws, including the costs of printing and mailing a preliminary and final "Blue Sky Survey" and the fees of counsel for the Underwriters and such counsel's disbursements in relation thereto, (iv) quotation of the Shares on the Nasdaq National Market, (v) filing fees of the Commission and the NASD, (vi) the cost of printing certificates representing the Shares, (vii) the costs and charges of any transfer agent or registrar and
(viii) all costs and expenses, including the out-of-pocket expenses of the representatives of the Underwriters, incurred in connection with presentations to prospective purchasers of the Shares. It is understood, however, that, except as provided in this Section 5, the Underwriters will pay all of their own costs and expenses.

           6. Conditions of Underwriters' Obligations. The obligations of the Underwriters to purchase and pay for the Firm Shares and the Additional Shares, as provided herein, shall be subject to the accuracy of the representations and warranties of the Company and the Selling Stockholders herein contained, as of the date hereof and as of the Closing Date (for purposes of this Section 6 "Closing Date" shall refer to the Closing Date for the Firm Shares and any Additional Closing Date, if different, for the Additional Shares), to the absence from any certificates, opinions, written statements or letters furnished to you or to Debevoise & Plimpton ("Underwriters' Counsel") pursuant to this
Section 6 of any misstatement or omission, to the performance by the Company and the Selling Stockholders of its obligations hereunder, and to the following additional conditions:

           (a) The Registration Statement, including any Rule 462(b) Registration Statement, shall have become effective not later than 5:30 P.M., New York time, on the date of this Agreement, or at such later time and date as shall have been consented to in writing by you; if the Company shall have elected to rely upon Rule 430A or Rule 434 of the Regulations, the Prospectus shall have been filed with the Commission in a timely fashion in accordance with
Section 4(a) hereof; and, at or prior to the Closing Date no stop order suspending the effectiveness of the Registration Statement or any post-effective amendment thereof shall have been issued and no proceedings therefor shall have been initiated or threatened by the Commission.

           (b) At the Closing Date, you shall have received the opinion of Peabody & Arnold, counsel for the Company, dated the Closing Date, addressed to the Underwriters, and in form and substance satisfactory to Underwriters' Counsel, to the effect that:

           (i) Each of the Company and its subsidiaries has been duly organized and is validly existing as a corporation or a limited liability company, as the case may be, in good standing under the laws of its jurisdiction of incorporation or formation, as the case may be. Each of the Company and its subsidiaries is duly qualified and in good standing as a foreign corporation or a foreign limited liability company, as the case may be, in each jurisdiction in which the character or location of its properties (owned, leased or licensed) or the nature or conduct of its business makes such qualification necessary, except for those failures to be so qualified or in good standing that would not in the aggregate have a Material Adverse Effect. Each of the Company and its subsidiaries has all requisite power and authority to own, lease and operate its properties and to conduct its business as now being conducted and as described in the Registration Statement and the Prospectus. All of the issued and outstanding capital stock or the limited liability company interests, as the case may be, of each subsidiary of the Company is owned directly by the Company, free and clear of any lien, encumbrance, claim, security interest, restriction on transfer, shareholders' agreement, voting trust or other defect of title whatsoever.

           (ii) The Company has an authorized capital stock as set forth in the Registration Statement and the Prospectus. All of the outstanding shares of Common Stock, including the Shares to be purchased by the Underwriters from the Selling Stockholders, are duly and validly authorized and issued, are fully paid and nonassessable and were not issued and are not now in violation of or subject to any preemptive rights. The Shares to be purchased by the Underwriters from the Company have been duly and validly authorized and, when issued and delivered by the Company in accordance with this Agreement, will be duly and validly issued, fully paid and nonassessable and will not have been issued in violation of or subject to any preemptive rights. The Common Stock, the Firm Shares and the Additional Shares conform in all material respects to the descriptions thereof contained in the Registration Statement and the Prospectus.

           (iii) The Common Stock currently outstanding is quoted, and the Shares to be sold under this Agreement to the Underwriters are duly authorized for quotation, on the Nasdaq National Market.

           (iv) This Agreement has been duly and validly authorized, executed and delivered by the Company.

           (v) To the best of such counsel's knowledge, there is no litigation or governmental proceeding or other action, suit, proceeding or investigation before any court or before or by any public, regulatory or governmental agency or body pending or threatened against, or involving the properties or business of, the Company or any of its subsidiaries, which is of a character required to be disclosed in the Registration Statement and the Prospectus which has not been properly disclosed therein.

           (vi) The execution, delivery, and performance of this Agreement and the consummation of the transactions contemplated hereby by the Company do not and will not (A) conflict with or result in a breach of any of the terms and provisions of, or constitute a default (or an event which with notice or lapse of time, or both, would constitute a default) under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company or any of its subsidiaries pursuant to, any agreement, instrument, franchise, license or permit known to such counsel to which the Company or any of its subsidiaries is a party or by which any of such corporations or their respective properties or assets may be bound or (B) violate or conflict with any provision of the charter, by-laws or other organizational instrument of the Company or any of its subsidiaries, or, to the best knowledge of such counsel, any judgment, decree, order, statute, rule or regulation of any court or any public, governmental or regulatory agency or body having jurisdiction over the Company or any of its subsidiaries or any of their respective properties or assets. No consent, approval, authorization, order, registration, filing, qualification, license or permit of or with any court or any public, governmental, or regulatory agency or body having jurisdiction over the Company or any of its subsidiaries or any of their respective properties or assets is required for the execution, delivery and performance of this Agreement or the consummation of the transactions contemplated hereby, except for (1) such as may be required under state securities or Blue Sky laws in connection with the purchase and distribution of the Shares by the Underwriters (as to which such counsel need express no opinion) and (2) such as have been made or obtained under the Act.

           (vii) To the best of such counsel's knowledge, neither the Company nor any of its subsidiaries is in violation of its charter, by-laws or other organizational instrument or in default in the performance or observance of any material obligation, agreement, covenant or condition contained in any indenture, mortgage, deed of trust, loan agreement, lease or other agreement or instrument to which it is a party or by which it or any of its properties may be bound except (other than with respect to any such charter, by-laws or other organizational document) for such violations or defaults that would not (a) have a Material Adverse
      Effect or (b) impair the Company's ability to perform its obligations under this Agreement.

           (viii) The Registration Statement and the Prospectus and any amendments thereof or supplements thereto (other than the financial statements and schedules and other financial data included therein, as to which no opinion need be rendered) comply as to form in all material respects with the requirements of the Act and the Regulations.

           (ix) The Registration Statement is effective under the Act, and, to the best knowledge of such counsel, no stop order suspending the effectiveness of the Registration Statement or any post-effective amendment thereof has been issued and no proceedings therefor have been initiated or threatened by the Commission and all filings required by Rule 424(b) of the Regulations have been made.

           (x) The Company is not, and upon consummation of the transactions con templated hereby will not be, subject to registration as an "investment company" under the Investment Company Act of 1940.

           In addition, such opinion shall also contain a statement that although such counsel does not assume any responsibility for the accuracy, completeness or fairness of the statements contained in the Registration Statement or the Prospectus, in the course of the preparation of the Registration Statement and the Prospectus such counsel has participated in conferences with officers and representatives of the Company, representatives of the independent public accountants for the Company and the Underwriters at which the contents and the Prospectus and related matters were discussed and, without any independent investigation, check or verification of facts for the purpose of rendering such opinion, on the basis of such counsel's participation in such conferences and examination of the Registration
Statement and the Prospectus, no facts have come to the attention of such counsel which would lead such counsel to believe that either the Registration Statement at the time it became effective (including the information deemed to be part of the Registration Statement at the time of effectiveness pursuant to Rule 430A(b) or Rule 434, if applicable), or any amendment thereof made prior to the Closing Date as of the date of such amendment, contained an untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary to make the statements therein not misleading or that the Prospectus as of its date (or any amendment thereof or supplement thereto made prior to the Closing Date as of the date of such amendment or supplement) and as of the Closing Date contained or contains an untrue statement of a material fact or omitted or omits to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading (it being understood that such counsel need express no belief or opinion with respect to the financial statements and schedules and other financial data included therein).

           In rendering such opinion, such counsel may rely (A) as to matters involving the application of laws other than the laws of the United States and jurisdictions in which they are admitted, to the extent such counsel deems proper and to the extent specified in such opinion, if at all, upon an opinion or opinions (in form and substance reasonably satisfactory to Underwriters' counsel) of other counsel reasonably acceptable to Underwriters' counsel, familiar with the applicable laws; and (B) as to matters of fact, to the extent they deem proper, on certificates of responsible officers of the Company and certificates or other written statements of officers of departments of various jurisdictions having custody of documents respecting the corporate existence or good standing of the Company and its subsidiaries, provided that copies of any such statements or certificates shall be delivered to Underwriters' Counsel. The opinion of such counsel for the Company shall state that the opinion of any such other counsel is in form satisfactory to such counsel and, in their opinion, you and they are justified in relying thereon. Such opinion may contain such qualifications, exceptions and limitations that are reasonably satisfactory to Underwriters' counsel.

           (c) At the Closing Date, you shall have received the opinion of Peabody & Arnold, counsel for the Selling Stockholders, dated the Closing Date, addressed to Underwriters, and in form and substance satisfactory to Underwriters' Counsel, to the effect that:

           (i) No filing with, or consent, approval, authorization, order, registration, qualification or decree of, any court or governmental authority or agency (other than the issuance of the order of the Commission declaring the Registration Statement effective and such authorizations, approvals or consents as may be necessary understate securities laws, as to which such counsel need express no opinion) is necessary or required by any Selling Stockholder for the performance by such Selling Stockholder of its obligations under this Agreement or in the Power of Attorney and Custody Agreement, or in connection with the offer, sale or delivery of the Shares by such Selling Stockholder under this Agreement.

           (ii) Each Power of Attorney and Custody Agreement has been duly executed and delivered by each Selling Stockholder and constitutes the legal, valid and binding agreement of such Selling Stockholder. Each Attorney-in-Fact has been duly authorized by the Selling Stockholders to deliver the Shares on behalf of the Selling Stockholders in accordance with the terms of this Agreement.

           (iii) The Underwriting Agreement has been duly authorized, executed and delivered by or on behalf of each Selling Stockholder.

           (iv) The execution and delivery of this Agreement and the Power of Attorney and Custody Agreement and the sale and delivery of the Shares to be sold by each Selling Stockholder and the consummation by such Selling Stockholder of the transactions contemplated in this Agreement and compliance by such Selling Stockholder with its obligations under this Agreement have been duly authorized by such Selling Stockholder and, to the best of such counsel's knowledge, do not and will not, whether with or without the giving of notice or passage of time or both, conflict with or constitute a breach of, or default under or result in the creation or imposition of any tax, lien, charge or encumbrance upon the Shares to be sold by such Selling Stockholder or any property or assets of such Selling Stockholder pursuant to, any contract, indenture, mortgage, deed of trust, loan or credit agreement, note, license, lease or other agreement or instrument to which such Selling Stockholder is a party or by which such Selling Stockholder is bound, or to which any of the property or assets of such Selling Stockholder is subject, nor will such action result in any violation of the provisions of the charter, by-laws or other organizational instrument of such Selling Stockholder, if applicable, or, to the best of such counsel's knowledge, any applicable law, rule, regulation, judgment, order or decree of any government, governmental instrumentality or court having jurisdiction over any such Selling Stockholder or any of its properties.

           (v) To the best of such counsel's knowledge, each Selling Stockholder has good and valid title to the Shares to be sold by such Selling Stockholder pursuant to this Agreement, free and clear of any security interest, pledge, lien, charge, claim, equity or encumbrance of any kind, and has the full right, power and authority to sell, transfer and deliver such Shares pursuant to this Agreement. Upon delivery of such Shares, such Selling Stockholder will transfer to the Underwriters who have purchased such Shares pursuant to this Agreement (without notice of any adverse claim) good and valid title to such Shares, free and clear of any security interest, pledge, lien, charge, claim, equity or encumbrance of any kind. Such opinion may contain such qualifications, exceptions and limitations that are reasonably satisfactory to Underwriters' counsel.

           (d) All proceedings taken in connection with the sale of the Firm Shares and the Additional Shares as herein contemplated shall be satisfactory in form and substance to you and to Underwriters' Counsel, and the Underwriters shall have received from said Underwriters' Counsel a favorable opinion, dated as of the Closing Date with respect to the issuance and sale of the Shares, the Registration Statement and the Prospectus and such other related matters as you may reasonably require, and the Company and the Selling Stockholders shall have furnished to Underwriters' Counsel such documents as they request for the purpose of enabling them to pass upon such matters.

           (e) At the Closing Date, you shall have received a certificate of the Chief Executive Officer and the Vice President, Finance and Administration of the Company, dated the Closing Date, to the effect that (i) the condition set forth in subsection (a) of this Section 6 has been satisfied, (ii) as of the date hereof and as of the Closing Date the representations and warranties of the Company set forth in Section 1 hereof are accurate, (iii) as of the Closing Date the obligations of the Company to be performed hereunder on or prior thereto have been duly performed and (iv) subsequent to the respective dates as of which information is given in the Registration Statement and the Prospectus, the Company and its subsidiaries have not sustained any material loss or interference with their respective businesses or properties from fire, flood, hurricane, accident or other calamity, whether or not covered by insurance, or from any labor dispute or any legal or governmental proceeding, and there has not been any material adverse change, or any development involving a material adverse change, in the business prospects, properties, operations, condition (financial or otherwise), or results of operations of the Company and its subsidiaries taken as a whole, except in each case as described in or contemplated by the Prospectus.

           (f) At the Closing Date, you shall have received a certificate of an Attorney-in-Fact on behalf of each Selling Stockholder, dated the Closing Date, to the effect that (i) as of the date hereof and as of the Closing Date the representations and warranties of each Selling Stockholder contained in Section 1 hereof are accurate and (ii) as of the Closing Date the obligations of each Selling Stockholder to be performed hereunder on or prior thereto have been duly performed.

           (g) At the time this Agreement is executed and at the Closing Date, you shall have received a letter, from Arthur Andersen LLP, independent public accountants for the Company, dated, respectively, as of the date of this Agreement and as of the Closing Date addressed to the Underwriters and in form and substance satisfactory to you, to the effect that: (i) they are independent certified public accountants with respect to the Company within the meaning of the Act and the Regulations and stating that the answer to Item 10 of the Registration Statement is correct insofar as it relates to them; (ii) stating that, in their opinion, the financial statements and schedules of the Company included in the Registration Statement and the Prospectus and covered by their opinion therein comply as to form in all material respects with the applicable accounting requirements of the Act and the applicable published rules and regulations of the Commission thereunder; (iii) on the basis of procedures consisting of a reading of the latest available unaudited interim consolidated financial statements of the Company, and its subsidiaries, a reading of the minutes of meetings and consents of the share holders and boards of directors of the Company and its subsidiaries and the committees of such boards subsequent to September 30, 1997, inquiries of officers and other employees of the Company and its subsidiaries who have responsibility for financial and accounting matters of the Company and its subsidiaries with respect to transactions and events subsequent to September 30, 1997 and other specified procedures and inquiries to a date not more than five days prior to the date of such letter, nothing has come to their attention that would cause them to believe that: (A) the unaudited consolidated financial statements and schedules of the Company presented in the Registration Statement and the Prospectus do not comply as to form in all material respects with the applicable accounting requirements of the Act and, if applicable, the Exchange Act and the applicable published rules and regulations of the Commission thereunder or that such unaudited consolidated financial statements are not fairly presented in conformity with generally accepted accounting principles applied on a basis substantially consistent with that of the audited consolidated financial statements included in the Registration Statement and the Prospectus; (B) with respect to the period subsequent to March 31, 1998 there were, as of the date of the most recent available monthly consolidated financial statements of the Company and its subsidiaries, if any, and as of a specified date not more than five days prior to the date of such letter, any changes in the capital stock or long-term indebtedness of the Company or any decrease in the net current assets or stockholders' equity of the Company, in each case as compared with the amounts shown in the most recent balance sheet presented in the Registration Statement and the Prospectus, except for changes or decreases which the Registration Statement and the Prospectus disclose have occurred or may occur or which are set forth in such letter; or
(C) that during the period from March 31, 1998 to the date of the most recent available monthly consolidated financial statements of the Company and its subsidiaries, if any, and to a specified date not more than five days prior to the date of such letter, there was any decrease, as compared with the corresponding period in the prior fiscal year, in total revenues, or total or per share net income, except for decreases which the Registration Statement and the Prospectus disclose have occurred or may occur or which are set forth in such letter; and (iv) stating that they have compared specific dollar amounts, numbers of shares, percentages of revenues and earnings, and other financial information pertaining to the Company and its subsidiaries set forth in the Registration Statement and the Prospectus, which have been specified by you prior to the date of this Agreement, to the extent that such amounts, numbers, percentages, and information may be derived from the general accounting and financial records of the Company and its subsidiaries or from schedules furnished by the Company, and excluding any questions requiring an interpretation by legal counsel, with the results obtained from the application of specified readings, inquiries, and other appropriate procedures specified by you set forth in such letter, and found them to be in agreement.

           (h) Prior to the Closing Date, the Company and the Selling Stockholders shall have furnished to you such further information, certificates and documents as you may reasonably request.

           (i) You shall have received from each person who is a director or officer of the Company and such stockholders as have been heretofore designated by you and listed on Schedule III hereto an agreement to the effect that such person will not, directly or indirectly, without the prior written consent of Bear, Stearns & Co. Inc., offer, sell, offer or agree to sell, grant any option to purchase or otherwise transfer or dispose (or announce any offer, sale, grant of an option to purchase or other transfer or disposition) of any shares of Common Stock (or any securities convertible into, exercisable for or exchangeable for shares of Common Stock) for a period of 180 days after the date of the Prospectus.

           (j) At the Closing Date, the Shares shall have been approved for quotation on the Nasdaq National Market.

           If any of the conditions specified in this Section 6 shall not have been fulfilled when and as required by this Agreement, or if any of the certificates, opinions, written statements or letters furnished to you or to Underwriters' Counsel pursuant to this Section 6 shall not be in all material respects reasonably satisfactory in form and substance to you and to Underwriters' Counsel, all obligations of the Underwriters hereunder may be canceled by you at, or at any time prior to, the Closing Date and the obligations of the Underwriters to purchase the Additional Shares may be canceled by you at, or at any time prior to, the Additional Closing Date. Notice of such cancellation shall be given to the Company in writing, or by telephone, telex or telecopy, confirmed in writing.

           7.  Indemnification.

           (a) The Company and the Selling Stockholders, jointly and severally, agree to indemnify and hold harmless each Underwriter and each person, if any, who controls any Underwriter within the meaning of Section 15 of the Act or
Section 20(a) of the Exchange Act, against any and all losses, liabilities, claims, damages and expenses whatsoever as incurred (including but not limited to attorneys' fees and any and all expenses whatsoever incurred in investigating, preparing or defending against any litigation, commenced or threatened, or any claim whatsoever, and any and all amounts paid in settlement of any claim or litigation), joint or several, to which they or any of them may become subject under the Act, the Exchange
Act or otherwise, insofar as such losses, liabilities, claims, damages or expenses (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in the registration statement for the registration of the Shares, as originally filed or any amendment thereof, or any related preliminary prospectus or the Prospectus, or in any supplement thereto or amendment thereof, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading; provided, however, that the Company and the Selling Stockholders will not be liable in any such case to the extent but only to the extent that any such loss, liability, claim, damage or expense arises out of or is based upon any such untrue statement or alleged untrue statement or omission or alleged omission made therein in reliance upon and in conformity with written information furnished to the Company by or on behalf of any Underwriter through you expressly for use therein. The obligations of the Company and each Selling Stockholder pursuant to this
Section 7(a) are joint and several; provided, however, that each Selling Stockholder's aggregate liability under this Section 7(a) shall be limited to an amount equal to the proceeds (net of underwriting discounts and commissions but before deducting expenses) received by such Selling
Stockholder from the sale of Shares pursuant to this Agreement. This indemnity agreement will be in addition to any liability which the Company or any Selling Stockholder may otherwise have, including under this Agreement.

           (b) Each of the Selling Stockholders, severally and not jointly, agrees to indemnify and hold harmless each Underwriter and each person, if any, who controls any Underwriter within the meaning of Section 15 of the Act or Section 20(a) of the Exchange Act, against any and all losses, liabilities, claims, damages and expenses whatsoever as incurred (including but not limited to attorneys' fees and any and all expenses whatsoever incurred in investigating, preparing or defending against any litigation, commenced or threatened, or any claim whatsoever, and any and all amounts paid in settlement of any claim or litigation), joint or several, to which they or any of them may become subject under the Act, the Exchange Act or otherwise, insofar as such losses, liabilities, claims, damages or expenses (or actions in respect thereof) arise out of or are based upon any breach or alleged breach by such Selling Stockholder of its representations and warranties contained in Section 1 hereof; provided, however, that each Selling Stockholder's aggregate liability under this Section 7(b) shall be limited to an amount equal to the proceeds (net of underwriting discounts and commissions but before deducting expenses) received by such Selling Stockholder from the sale of Shares pursuant to this Agreement.

           (c) Each Underwriter severally, and not jointly, agrees to indemnify and hold harmless the Company, each of the directors of the Company, each of the officers of the Company who shall have signed the Registration Statement, and each other person, if any, who controls the Company within the meaning of
Section 15 of the Act or Section 20(a) of the Exchange Act, against any losses, liabilities, claims, damages and expenses whatsoever as incurred (including but not limited to attorneys' fees and any and all expenses whatsoever incurred in investigating, preparing or defending against any litigation, commenced or threatened, or any claim whatsoever, and any and all amounts paid in settlement of any claim or litigation), jointly or several, to which they or any of them may become subject under the Act, the Exchange Act or otherwise, insofar as such losses, liabilities, claims, damages or expenses (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in the registration statement for the registration of the Shares, as originally filed or any amendment thereof, or any related preliminary prospectus or the Prospectus, or in any amendment thereof or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that any such loss, liability, claim, damage or expense arises out of or is based upon any such untrue statement or alleged untrue statement or omission or alleged omission made therein in reliance upon and in conformity with written information furnished to the Company by or on behalf of any Underwriter through you expressly for use therein; provided, however, that in no case shall any Underwriter be liable or responsible for any amount in excess of the underwriting discount applicable to the Shares purchased by such Underwriter hereunder. The Company and the Selling Stockholders acknowledge that the statements set forth in the last paragraph of the cover page and in the third, sixth and seventh paragraphs under the caption "Underwriting" in the Prospectus constitute the only information furnished in writing by or on behalf of any Underwriter expressly for use in the registration statement relating to the Shares as originally filed or in any amendment thereof, any related preliminary prospectus or the Prospectus or in any amendment thereof or supplement thereto, as the case may be.

           (d) Promptly after receipt by an indemnified party under subsection
(a), (b) or (c) above of notice of the commencement of any action, such indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party under such subsection, notify each party against whom indemnification is to be sought in writing of the commencement thereof (but the failure so to notify an indemnifying party shall not relieve it from any liability which it may have under this
Section 7). In case any such action is brought against any indemnified party, and it notifies an indemnifying party of the commencement thereof, the indemnifying party will be entitled to participate therein, and to the extent it may elect by written notice delivered to the indemnified party promptly after receiving the aforesaid notice from such indemnified party, to assume the defense thereof with counsel satisfactory to such indemnified party. Notwithstanding the foregoing, the indemnified party or parties shall have the right to employ its or their own counsel in any such case, but the fees and expenses of such counsel shall be at the expense of such indemnified party or parties unless (i) the employment of such counsel shall have been authorized in writing by one of the indemnifying parties in connection with the defense of such action, (ii) the indemnifying parties shall not have employed counsel to have charge of the defense of such action within a reasonable time after notice of commencement of the action, or (iii) such indemnified party or parties shall have reasonably concluded that there may be defenses available to it or them which are different from or additional to those available to one or all of the indemnifying parties (in which case the indemnifying parties shall not have the right to direct the defense of such action on behalf of the indemnified party or parties), in any of which events such fees and expenses shall be borne by the indemnifying parties. Anything in this subsection to the contrary not withstanding, an indemnifying party shall not be liable for any settlement of any claim or action effected without its written consent; provided, however, that such consent was not unreasonably withheld.

           8. Contribution. In order to provide for contribution in circumstances in which the indemnification provided for in Section 7 hereof is for any reason held to be unavailable from any indemnifying party or is insufficient to hold harmless a party indemnified thereunder, the Company and the Selling Stockholders on the one hand and the Underwriters on the other hand shall contribute to the aggregate losses, claims, damages, liabilities and expenses of the nature contemplated by such indemnification provision (including any investigation, legal and other expenses incurred in connection with, and any amount paid in settlement of, any action, suit or proceeding or any claims asserted, but after deducting in the case of losses, claims, damages, liabilities and expenses suffered by the Company any contribution received by the Company from persons, other than the Underwriters, who may also be liable for contribution, including persons who control the Company within the meaning of Section 15 of the Act or Section 20(a) of the Exchange Act, officers of the Company who signed the Registration Statement and directors of the Company) as incurred to which the Company, the Selling Stockholders and one or more of the Underwriters may be subject, in such proportions as is appropriate to reflect the relative benefits received by the Company and the Selling Stockholders on the one hand and the Underwriters on the other hand from the offering of the Shares or, if such allocation is not permitted by applicable law or indemnification is not available as a result of the indemnifying party not having received notice as provided in Section 7 hereof, in such proportion as is appropriate to reflect not only the relative benefits referred to above but also the relative fault of the Company and the Selling Stockholders on the one hand and the Underwriters on the other hand in connection with the statements or omissions which resulted in such losses, claims, damages, liabilities or expenses, as well as any other relevant equitable considerations. The relative benefits received by the Company and the Selling Stockholders on the one hand and the Underwriters on the other hand shall be deemed to be in the same proportion as (x) the total proceeds from the offering (net of underwriting discounts and commissions but before deducting expenses) received by the Company and the Selling Stockholders and (y) the underwriting discounts and commissions received by the Underwriters, respectively, in each case as set forth in the table on the cover page of the Prospectus. The relative fault of the Company and the Selling Stockholders on the one hand and of the Underwriters on the other hand shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or the Selling Stockholders or by the Underwriters and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Company, the Selling Stockholders and the Underwriters agree that it would not be just and equitable if contribution pursuant to this Section 8 were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to above. Notwithstanding the provisions of this Section 8, (i) in no case shall any Underwriter be liable or responsible for any amount in excess of the underwriting discount applicable to the Shares purchased by such Underwriter hereunder, (ii) in no case shall any Selling Stockholder be liable or responsible for any amount in excess of the proceeds (net of underwriting discounts and commissions but before deducting expenses) received by such Selling Stockholder from the sale of Shares pursuant to this Agreement, and (iii) no person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. Notwithstanding the provisions of this Section
8 and the preceding sentence, no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Shares underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages that such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. For purposes of this Section 8, each person, if any, who controls an Underwriter within the meaning of Section 15 of the

Act or Section 20(a) of the Exchange Act shall have the same rights to contribution as such Underwriter, and each person, if any, who controls the Company or any Selling Stockholder within the meaning of Section 15 of the Act or Section 20(a) of the Exchange Act, each officer of the Company who shall have signed the Registration Statement and each director of the Company shall have the same rights to contribution as the Company or such Selling Stockholder, subject in each case to clauses (i) and (ii) of this Section 8. Any party entitled to contribution will, promptly after receipt of notice of commencement of any action, suit or proceeding against such party in respect of which a claim for contribution may be made against another party or parties, notify each party or parties from whom contribution may be sought, but the omission to so notify such party or parties shall not relieve the party or parties from whom contribution may be sought from any obligation it or they may have under this
Section 8 or otherwise. No party shall be liable for contribution with respect to any action or claim settled without its consent; provided, however, that such consent was not unreasonably withheld.

           9. Default by an Underwriter.

           (a) If any Underwriter or Underwriters shall default in its or their obligation to purchase Firm Shares or Additional Shares hereunder, and if the Firm Shares or Additional Shares with respect to which such default relates do not (after giving effect to arrangements, if any, made by you pursuant to subsection (b) below) exceed in the aggregate 10% of the number of Firm Shares or Additional Shares, the Shares to which the default relates shall be purchased by the non-defaulting Underwriters in proportion to the respective proportions which the numbers of Firm Shares set forth opposite their respective names in Schedule I hereto bear to the aggregate number of Firm Shares set forth opposite the names of the non-defaulting Underwriters.

           (b) In the event that such default relates to more than 10% of the Firm Shares or Additional Shares, as the case may be, you may in your discretion arrange for yourself or for another party or parties (including any non-defaulting Underwriter or Underwriters who so agree) to purchase such Firm Shares or Additional Shares, as the case may be, to which such default relates on the terms contained herein. In the event that within 5 calendar days after such a default you do not arrange for the purchase of the Firm Shares or Additional Shares, as the case may be, to which such default relates as provided in this Section 9, this Agreement or, in the case of a default with respect to the Additional Shares, the obligations of the Underwriters to purchase and of the Company to sell the Additional Shares shall thereupon terminate, without liability on the part of the Company or the Selling Stockholders with respect thereto (except in each case as provided in Section 5, 7(a), 7(b) and 8 hereof) or the Underwriters, but nothing in this Agreement shall relieve a defaulting Underwriter or Underwriters of its or their liability, if any, to the other Underwriters and the Company or the Selling Stockholders for damages occasioned by its or their default hereunder.

           (c) In the event that the Firm Shares or Additional Shares to which the default relates are to be purchased by the non-defaulting Underwriters, or are to be purchased by another party or parties as aforesaid, either (i) you or
(ii) the Company and the Selling Stockholders shall have the right to postpone the Closing Date or the Additional Closing Date, as the case may be, for a period, not exceeding five business days, in order to effect whatever changes may thereby be made necessary in the Registration Statement or the Prospectus or in any other documents and arrangements, and the Company agrees to file promptly any amendment or supplement to the Registration Statement or the Prospectus which, in the opinion of Underwriters' Counsel, may thereby be made necessary or advisable. The term "Underwriter" as used in this Agreement shall include any party substituted under this Section 9 with like effect as if it had originally been a party to this Agreement with respect to such Firm Shares and Additional Shares.

           10. Default by One or More of the Selling Stockholders or the Company.

           (a) If a Selling Stockholder shall fail at the Closing Date to sell and deliver the number of Shares which such Selling Stockholder or Selling Stockholders are obligated to sell hereunder, and the remaining Selling Stockholders do not exercise the right hereby granted to increase, pro rata or otherwise, the number of Shares to be sold by them hereunder to the total number to be sold by all Selling Stockholders as set forth in Schedule II hereto, then the Underwriters may, at your option, by notice from you to the Company and the non-defaulting Selling Stockholders, either (i) terminate this Agreement without any liability on the fault of any non-defaulting party except that the provisions of Sections 1, 5, 7, 8, 11 and 12(d) shall remain in full force and effect or (ii) elect to purchase the Shares which the non-defaulting Selling Stockholders and the Company have agreed to sell hereunder. No action taken pursuant to this Section 10 shall relieve any Selling Stockholder so defaulting from liability, if any, in respect of such default.

           In the event of a default by any Selling Stockholder as referred to in this Section 10, each of you, the Company and the non-defaulting Selling Stockholders shall have the right to postpone the Closing Date for a period not exceeding seven days in order to effect any required change in the Registration Statement or Prospectus or in any other documents or arrangements.

           (b) If the Company shall fail at the Closing Date to sell the number of Shares that it is obligated to sell hereunder, then this Agreement shall terminate without any liability on the part of any nondefaulting party except that the provisions of Sections 1, 5, 7, 8, 11 and 12(d) shall remain in full force and effect. No action taken pursuant to this Section 10 shall relieve the Company from liability, if any, in respect of such default.

           11. Survival of Representations and Agreements. All representations and warranties, covenants and agreements of the Underwriters, the Company and the Selling Stockholders contained in this Agreement, including the agreements contained in Section 5, the indemnity agreements contained in Section 7 and the contribution agreements contained in Section 8, shall remain operative and in full force and effect regardless of any investigation made by or on behalf of any Underwriter or any controlling person thereof, by or on behalf of the Company, any of its officers and directors or any controlling person thereof or by or on behalf of any Selling Stockholder, and shall survive delivery of and payment for the Shares to and by the Underwriters. The representations contained in Section 1 and the agreements contained in Sections 5, 7, 8 and 12(d) hereof shall survive the termination of this Agreement, including termination pursuant to Section 9, 10 or 12 hereof.

           12.  Effective Date of Agreement; Termination.

           (a) This Agreement shall become effective, upon the later of when (i) you and the Company shall have received notification of the effectiveness of the Registration Statement or (ii) the execution of this Agreement. If either the initial public offering price or the purchase price per Share has not been agreed upon prior to 5:00 P.M., New York time, on the fifth full business day after the Registration Statement shall have become effective, this Agreement shall thereupon terminate without liability to the Company, the Selling Stockholders or the Underwriters except as herein expressly provided. Until this Agreement becomes effective as aforesaid, it may be terminated by the Company by notifying you or by you notifying the Company. Notwithstanding the foregoing, the provisions of this Section 12 and of Sections 1, 5, 7 and 8 hereof shall at all times be in full force and effect.

           (b) You shall have the right to terminate this Agreement, by notice to the Company, at any time prior to the Closing Date or the obligations of the Underwriters to purchase the Additional Shares at any time prior to the Additional Closing Date, as the case may be, if (i) any domestic or international event or act or occurrence has materially disrupted, or in your opinion will in the immediate future materially disrupt, the market for the Company's securities or securities in general; or (ii) if trading in any securities of the Company has been suspended or materially limited by the Commission or the Nasdaq National Market, or if trading on the New York or American Stock Exchanges or on the Nasdaq National Market shall have been suspended or materially limited, or minimum or maximum prices for trading shall have been fixed, or maximum ranges for prices for securities shall have been required, by the New York or American Stock Exchanges or by the Nasdaq National Market or by order of the Commission, the NASD or any other governmental authority having jurisdiction; or (iii) if a banking moratorium has been declared by a state or federal authority or if any new restriction materially adversely affecting the distribution of the Firm Shares or the Additional Shares, as the case may be, shall have become effective; or (iv) (a) if the United States becomes engaged in hostilities or there is an escalation of hostilities involving the United States or there is a declaration of a national emergency or war by the United States or (b) if there shall have been such change in political, financial or economic conditions, if the effect of any such event in (a) or (b) as in your judgment makes it impracticable or inadvisable to proceed with the offering, sale and delivery of the Firm Shares or the Additional Shares, as the case may be, on the terms contemplated by the Prospectus.

           (c) Any notice of termination pursuant to this Section 12 shall be by telephone, telex, or telecopy, confirmed in writing by letter.

           (d) If this Agreement shall be terminated pursuant to any of the provisions hereof (otherwise than pursuant to (i) notification by you as provided in Section 12(a) hereof or (ii) Section 9(b) or 12(b) hereof), or if the sale of the Shares provided for herein is not consummated because any condition to the obligations of the Underwriters set forth herein is not satisfied or because of any refusal, inability or failure on the part of the Company or the Selling Stockholders to perform any agreement herein or comply with any provision hereof, the Company and the Selling Stockholders will, subject to demand by you, reimburse the Underwriters for all out-of-pocket expenses (including the fees and expenses of their counsel), incurred by the Underwriters in connection herewith.

           13. Notices. All communications hereunder, except as may be otherwise specifically provided herein, shall be in writing and, if sent to any Underwriter, shall be mailed, delivered, or telexed or telecopied and confirmed in writing, to such Underwriter c/o Bear, Stearns & Co. Inc., 245 Park Avenue, New York, N.Y. 10167, Attention: Equity Syndicate; if sent to the Company, shall be mailed, delivered, or telecopied and confirmed in writing to the Company, 2229 Main Street, Concord, MA, Attention: ____________; and if sent to any Selling Stockholder, shall be mailed, delivered, or telecopied and confirmed in writing to such Selling Stockholder c/o ______________, Attention: ______________.

           14. Parties. This Agreement shall insure solely to the benefit of, and shall be binding upon, the Underwriters, the Company and the Selling Stockholders and the controlling persons, directors, officers, employees and agents referred to in Section 7 and 8, and their respective successors and assigns, and no other person shall have or be construed to have any legal or equitable right, remedy or claim under or in respect of or by virtue of this Agreement or any provision herein contained. The term "successors and assigns" shall not include a purchaser, in its capacity as such, of Shares from any of the Underwriters.

           15. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New York, but without regard to principles of conflicts of law.

           If the foregoing correctly sets forth the understanding between you, the Company and the Selling Stockholders, please so indicate in the space provided below for that purpose, whereupon this letter shall constitute a binding agreement among us.

                                        Very truly yours,

                                        STARMET CORPORATION

                                        By ________________________

                                        [Attorney-in-Fact]

                                        By

                                        As Attorney-in-Fact acting on behalf of
                                        the Selling Stockholders named in
                                        Schedule II hereto

Accepted as of the date first above written

BEAR, STEARNS & CO. INC.
FURMAN SELZ LLC

By

On behalf of themselves and the other
Underwriters named in Schedule I hereto.

                                   SCHEDULE I



                                                   Number of Firm
Name of Underwriter                           Shares-to-be-Purchased
------------------------------------------------------------------------
Bear, Stearns & Co. Inc.
Furman Selz LLC




                      Total...............




                                   SCHEDULE II



                                                                                  Maximum Number
                                              Number of Firm Shares            of Additional Shares
                                                  to be Sold                        to be Sold
                                              ----------------------           --------------------
Starmet Corporation
Wiaf Investors Co.
Melvin B. Chrein
Meryl J. Chrein
George J. Matthews
Wilson B. Tuffin
Eleanor Donelan

                      Total.................................................




                                  SCHEDULE III

[Names of stockholders subject to the lock-up provision]